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                                                                    EXHIBIT 3.19


                         CERTIFICATE OF INCORPORATION

                                      OF

                               TRANS-SERVE, INC.


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     FIRST.  The name of the corporation is Trans-Serve, Inc.

     SECOND. Its principal office in the State of Delaware is located at 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is The Corporation Trust Company, 100 West Tenth Street, Wilmington, Delaware.

     THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

     a. To repair, service, manufacture, buy, sell, rent, store and care for motor vehicles, trailers and refrigeration equipment of all kinds, nature and description, and equipment and supplies therefor and appurtenances thereto; to build, purchase, erect, lease or otherwise acquire and operate buildings, storage houses and garages for repairing, servicing, manufacturing, buying, selling, renting, storing and caring for motor vehicles, trailers and refrigeration equipment of all kinds, nature and description and equipment and supplies therefor and appurtenances thereto of every kind, nature and description; to buy, sell and deal in all goods, wares and merchandise necessary or incidental to the operation, repair, servicing and equipment of motor vehicles, trailers and refrigeration equipment of all kinds, nature and description; and to engage in the business of servicing, maintaining and repairing transportation facilities, equipment and property of any and every description;

     b. To make, manufacture, process, organize, finance, manage, operate, purchase, sell, own, hold, store, exchange, rent, lease, service, repair, maintain, handle or deal in and with in any manner or in any legal capacity, new and used articles, products, merchandise, supplies, and property of any and every description;

     c. To carry on and conduct either directly or through subsidiaries any lawful business or businesses including, but without limitation, any manufacturing, extractive, distributive, mercantile, finance, service, transportation, pipeline, and other lawful businesses, and to do all things necessary or proper for the conduct of any businesses in which the corporation is now or may hereafter be engaged;
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     d.   To cause to be formed, to promote, and to aid in the formation of any corporation or association, domestic or foreign, and to cause or participate in the merger, consolidation, reorganization, liquidation or dissolution of any corporation or association, domestic or foreign, in which, or in the business or welfare of which, the corporation shall have directly or indirectly any interest;

     e. To operate, manage, supervise, and control all or any part of the business and property of any corporation, association, firm, entity, individual or undertaking, domestic or foreign, or to take any part therein, and to appoint and remunerate any directors, accountants, other experts, agents, employees and persons;

     f. To acquire by purchase, lease or otherwise, to construct, assemble, own, hold, lease, rent, remodel, improve, reconstruct, mortgage, encumber, operate, manage, deal in and dispose of machinery, equipment, appliances, fixtures, buildings, offices, factories, storerooms, warehouses, plants, garages, apartments and houses, with all improvements, machines, fixtures and equipment appurtenant or convenient thereto, or which may be useful or desirable in the conduct of any business or businesses in which the corporation is or may be engaged;

     g. To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependence thereof;

     h. To own, acquire, buy, sell, deal in, lease, rent, remodel, improve, reconstruct, mortgage and otherwise encumber real estate, whether improved or unimproved, and any interest of any kind whatsoever therein, and to own, hold, deal in and dispose of such property, whether real, personal or mixed, as may be necessary or desirable for the successful conduct and operation of any business or businesses in which the corporation is or may be engaged;

     i. To acquire the good will, business, rights, assets and property and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation, and to pay for the same in cash, property, stocks, notes or otherwise; to hold and enjoy or in any manner to dispose of the whole or any part of the property, assets and rights so acquired; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all powers necessary or convenient in and about the conduct and management of any business or businesses in which the corporation is now or may hereafter be engaged;

     j. To sell, lease, convey, or otherwise dispose of, mortgage, pledge or otherwise encumber all or any part of its property and assets;

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     k.   To acquire, deal in, purchase, own, hold, lease, rent, mortgage, develop, mine, produce, acquire, exploit, encumber and dispose of lumber, natural resources, minerals and mineral rights or royalty interests of any kind, either as a principal, agent, or in any other legal capacity;

     l. To acquire, own, deal in, hold, enjoy, use and dispose of patents and patent rights, trademarks and trade names, distinctive marks, copyrights, licenses, inventions, improvements, processes, franchises, permits and other evidences of lawful authority or agency in aid of, or as incident to the lawful transaction of any business or businesses in which the corporation is or may be engaged and the accomplishment of its objects and purposes;

     m. To borrow money for any of the purposes of the corporation and to draw, make, accept, endorse, discount, execute, issue, sell, pledge or otherwise dispose of promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable, transferable or non-transferable instruments and evidences of indebtedness, and to secure the payment thereof and the interest thereon by mortgage, assignment in trust, pledge, conveyance, or other encumbrance of the whole or any part of the property of the corporation at the time owned or thereafter acquired;

     n. To invest its funds; to acquire by purchase, exchange, subscription or in any other lawful manner, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in any manner in and with any of the shares of the capital stock, or any voting trust certificates in request of the shares of capital stock, scrip, warrants, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidence of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including, but without limitation, the right to execute consents and vote thereon, to operate, supervise, control, manage and conduct any business, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof;

     o. To purchase, acquire, hold, sell, transfer and redeem or otherwise deal in shares of its own capital stock, whenever and to the fullest extent permitted by law;

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     p.   To lend money, and to acquire, take or hold as security, if desired, real and personal property, bonds, debentures, notes or any other evidences of interest or indebtedness or any other security for the payment of funds so loaned; to promote or to aid in any manner, financially or otherwise, any corporation or association of which any stocks, bonds or other evidences of indebtedness or securities are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such other corporation or association, and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stock, bonds, or other evidences of indebtedness or securities;

     q. To have one or more offices in any of the states, districts, territories or colonies of the United States and in any and all foreign countries, to carry on all or any of its operations and businesses and, without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country;

     r. In general, to carry on any business whatsoever which is calculated directly or indirectly to promote the interest of the corporation or to enhance the value of its properties, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do;

     s. The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from the terms of any other clauses in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing "a" to "r" inclusive of this paragraph shall be regarded as independent objects and purposes;

     t. The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specified powers shall not be held to limit or restrict in any manner the powers of this company;

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

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     No holder of shares of any class of stock authorized or issued pursuant hereto or hereafter authorized or issued shall have any pre-emptive or preferential right of subscription to any shares of any class of stock of this corporation, either now or hereafter authorized, or to any obligations convertible into stock of any class of this corporation, issued or sold, nor any right of subscription to any thereof.

     FIFTH. The minimum amount of capital with which the corporation shall commence business is One Thousand Dollars ($1,000.00).

     SIXTH. The name and places of residence of each of the incorporators are as follows:

     NAME                                          RESIDENCE

     Marvin C. Hayward                             6810 Fonticello Lane
                                                   Prairie Village, Kansas

     Robert I. Donnellan                           721 East 70th
                                                   Kansas City, Missouri

     George R. Haydon, Jr.                         7600 Aberdeen
                                                   Shawnee Mission, Kansas

     SEVENTH.  The existence of this corporation is to be perpetual.

     EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

     NINTH. In addition to and in furtherance of, and not in limitation of, the powers conferred by law, the board of directors is expressly authorized:

     a.   To make, alter or repeal the by-laws of the corporation.

     b.   To fix the amount to be reserved as working capital.

     c. To authorize and cause to be executed mortgages and liens without limit as to the amount upon the real and personal property and franchises of the corporation.

     d. To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     e. By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation, which to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the

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corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

     f. When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     TENTH. The number of directors of the corporation shall be as fixed from time to time by, or in the manner provided in, the by-laws. Newly created directorships and any vacancies in the board of directors may be filled by a majority of the remaining directors although less than a quorum. The directors need not be stockholders.

     ELEVENTH. The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside of the State of Delaware, at such places as may be from time to time designated by the by-laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware. Election of directors need not be by ballot unless the by-laws of the corporation shall so provide.

     TWELFTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make, file and record this certificate, hereby declaring and certifying that the facts herein stated are true and accordingly have hereunto set our hands this 28/th/ day of September, 1965.
                                 ------        ---------

                              /s/  Marvin C. Hayward
                              -------------------------------------------

                              /s/  Robert I. Donnellan
                              -------------------------------------------

                              /s/  George R. Haydon, Jr.
                              -------------------------------------------

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STATE OF MISSOURI   )
                    ) SS.
COUNTY OF JACKSON   )

     BE IT REMEMBERED that on this 28/th/ day of September, 1965, personally
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came before me, a Notary Public for the State of Missouri, County of Jackson,
all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the voluntary act and deed of the signers, respectively, and that the facts therein stated are truly set forth.

     Given under my hand and seal of office the day and year aforesaid.

                              /s/  Mary L. Whitaker
                              -----------------------------------------------
                              Notary Public


     My Commission expires:



           July 22, 1968
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